EXHIBIT 99.1

FROM: THE WARNACO GROUP, INC.
      90 PARK AVENUE, 26TH FLOOR
      NEW YORK, NEW YORK 10016
      CONTACT:  PHILLIP TERENZIO, TEL: (212) 287-8242

      RUBENSTEIN ASSOCIATES, INC.
      PUBLIC RELATIONS -
      CONTACT:    HOWARD J. RUBENSTEIN    TEL: (212) 843-3000
                  GERALD MCKELVEY         TEL: (212)843-8013

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        WARNACO REPORTS FOURTH QUARTER AND FISCAL YEAR 2000 RESULTS

      NEW YORK (March 29, 2001) - The Warnaco Group, Inc. (NYSE:
WAC) today announced a net loss of $194.8 million, or $3.68 per common share, for the fourth quarter of 2000, and a net loss of $338.3 million, or $6.41 per share, for the full year 2000, inclusive of a non-cash tax provision equal to $2.45 per share related to a valuation allowance for deferred tax assets. This compares to the fourth quarter 1999 with a profit of $0.6 million or $0.01 per share on revenues of $603.2 million.

      Warnaco said that its fourth quarter results reflect a loss from operations equal to $0.71 per share, special charges equal to $0.52 per share and a non-cash tax provision equal to $2.45 per share. The operating loss for the fourth quarter of 2000 primarily reflects the impact of the weak retail economy on Warnaco's operations, including additional chargeback reserves and writeoffs equal to $0.28 per share and other operating shortfalls equal to $0.20 per share. Also included in the fourth quarter results are additional MIS system depreciation of $0.07 per share and incremental bank and legal fees of $0.06 per share. These items which total $0.61 per share account for the difference between the Company's actual operating results and the Company's previous forecast. The special charges incurred in the fourth quarter of $0.52 include legal expenses equal to $0.08 per share related to the since-settled litigation with Calvin Klein; costs equal to $0.11 per share for the termination of the Fruit of the Loom license and the related manufacturing facility closing; and charges equal to $0.33 per share related to the continuation and completion of various elements of the company's previously announced internal restructuring plan. In light of its loss for the year 2000, Warnaco has reviewed its tax planning strategies as they relate to the valuation of its deferred tax assets and has determined that it is appropriate to provide a non-cash valuation allowance of $129.2 million, or $2.45 per share.

      Warnaco also announced that, as part of its ongoing strategic operating initiatives, it will exit its licensed Fruit of the Loom bra business, and will close a manufacturing facility in the Dominican Republic as a result of its decision to terminate the license to produce Fruit of the Loom bras. The Company reported that these and other new initiatives, together with the strategic operating initiatives announced in the second and third quarters, should yield annualized savings of nearly $100 million.

      Warnaco said it has received a waiver of certain financial covenants from its lenders through mid-April, which will be filed with the Securities and Exchange Commission, and is in discussions to secure permanent amendments to the covenants which are necessary to avoid a possible default after expiration of the waivers.

      Warnaco also announced that it would restate its January 3, 1998 balance sheet reducing equity by $26 million. This restatement reflects adjustments to accounts receivable reserves and other items - net that the Company has determined to be appropriate at that date and has no effect on reported net income in any subsequent year. The 1998, 1999 and 2000 accounts have been revised to be consistent with the accounting for the matters that resulted in the adjustment to retained earnings and other issues. The Company said that it was filing to permit an extension of time through April 16, 2001 in order to complete and file its Form 10-K for fiscal year 2000 and requisite amended reports.

      Warnaco said that its current financial operating performance had been impacted by the retail slowdown, and particularly by inventory reductions among the Company's largest customers. The Company said that it had identified and taken actions with respect to additional opportunities to reduce costs and improve efficiency that the Company intends to take advantage of in order to return to a fully competitive position in the marketplace. Commenting on its 2001 outlook, Warnaco said that it is not likely to return to profitability in 2001 principally on account of the retail slowdown and lower than forecast sales. Warnaco said that it retains its brand strength through its portfolio of internationally recognized brands and the market shares and marketplace positioning to enable it to achieve profitable growth in the foreseeable future; but to do so, the Company must successfully complete its internal restructuring and strengthen its overall financial structure.

      Revenues in 2000 were $546.3 million for the fourth quarter and $2,249.9 million for the full year. Earnings per share for the full year 2000 comprise the $3.68 fourth quarter loss, the loss of $2.46 previously reported for the first three quarters related to, and an additional loss of $0.25 reflecting the cumulative effect of a change in accounting for retail inventories.

      The Company will conduct a conference call this afternoon at 5 PM
(EST) to discuss its 2000 financial results and its 2001 outlook. The conference call may be accessed real-time via a webcast available on www.Vcall.com under the "Today's Vcalls" sections. Participants are asked to log on to the website approximately 10 minutes prior to the call to register and download and install any necessary audio software. A replay of the call will be available on www.Vcall.com under "Past Vcalls" through 5 PM (EST) on April 2. The conference call may also be accessed by telephone at (877) 232-1251 for domestic callers, and (706) 634-5936 for international callers. A replay will be available by telephone at (800) 642-1687 (domestic) and (706) 645-9291 (international) using access code 128380 through 5 PM (EST) on April 2.

      The Warnaco Group, Inc., headquartered in New York, is a leading manufacturer of intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear, better dresses, fragrances and accessories sold under such brands as Warner's(R), Olga(R), Fruit of the Loom(R) bras, Van Raalte(R), Lejaby(R), Weight Watchers(R), Bodyslimmers(R), Izka(R), Chaps by Ralph Lauren(R), Calvin Klein(R) men's, women's, and children's underwear, men's accessories, and men's, women's, junior women's and children's jeans, Speedo(R)/Authentic Fitness(R) men's, women's and children's swimwear, sportswear and swimwear accessories, Polo by Ralph Lauren(R) women's and girls' swimwear, Oscar de la Renta(R), Anne Cole Collection(R), Cole of California(R) and Catalina(R) swimwear, A.B.S.(R) Women's sportswear and better dresses and Penhaligon's(R) fragrances and accessories.


This press release contains forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include the ability of the Company to satisfy the conditions and requirements of financing commitments accepted by the Company, the effect of worldwide, regional and country general economic conditions, the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, competitive pricing pressures, consumer preferences including acceptance of both new designs and newly-introduced product lines, financial difficulties encountered by customers, inflation, merchandise supply constraints, interest rate movements and access to capital. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

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
                                                 THE WARNACO GROUP, INC.
                                           Consolidated Statements of Operations
                                              Fourth Quarter and Twelve Months
                                           (In thousands, except per share data)

                                                                ----------------------------  --------------------------
                                                                       Quarter Ended             Twelve Months Ended
                                                                ----------------------------  --------------------------
                                                                Dec 30,      January 1,        Dec 30,      January 1,
                                                                  2000          2000            2000           2000
                                                                ---------    ---------        ----------    ----------
Net Revenues                                                    $546,340     $603,204         $2,249,936    $2,114,156
Cost of Goods Sold                                               401,709      437,437         1,598,184     1,425,549
                                                                ---------    ---------        ----------    ----------
Gross Profit                                                     144,631      165,767           651,752       688,607
   Gross Profit % of Sales                                         26.5%        27.5%             29.0%         32.6%
Selling, General and Administrative                              142,809      148,669           556,668       476,408
Restructuring & Special Charges                                   42,966            0           269,626             0
                                                                ---------    ---------        ----------    ----------
Operating Income                                                 (41,144)      17,098          (174,542)      212,199
   Operating Income ( loss) % of Sales                              -7.5%        2.8%             -7.8%         10.0%
Investment Income                                                      0            0           (42,782)            0
Interest Expense                                                  62,440       24,595           172,232        80,976
                                                                ---------    ---------        ----------    ----------
Pre-Tax Income                                                  (103,584)      (7,497)         (303,992)      131,223
Income Tax Provision (Benefit)  (1)                               91,255 (1)   (8,066)           21,181 (1)    33,437
                                                                ---------    ---------        ----------    ----------
Income (loss) From Operations Before Cumulative Effect of
  Accounting Change                                             (194,839)         569          (325,173)       97,786
Cumulative Effect of Accounting Change                                 0            0           (13,110)            0
                                                                ---------    ---------        ----------    ----------
Net Income (loss)                                              ($194,839)        $569 *       ($338,283)      $97,786
                                                                =========    =========        ==========    ==========

                                                                ----------------------------  --------------------------

1) Includes $129,221 deferred tax asset valuation reserve.

Net Income (loss)Applicable To Common Stock
Net Income (loss)                                               ($194,839)       $569         ($338,283)      $97,786
Income (loss) Before Cummulative Effect of Accounting Change    ($194,839)       $569         ($325,173)      $97,786

Special Items Included Above:
   Investment Income                                                  $0           $0          ($25,862)           $0
   Restructuring and Special Charges                             $27,731           $0          $173,596            $0
   Deferred Tax Asset Valuation Reserve                         $129,221           $0          $129,221            $0
                                                                ---------    ---------        ----------    ----------
Income (loss)From Ops Before Special Items & Cum effect of
  accounting change                                             ($37,887)        $569          ($48,218)      $97,786

Earnings Per Share: (Diluted)
Net Income (loss)                                                 ($3.68)       $0.01.*          ($6.41)        $1.72
Income (loss) Before Cummulative Effect of Accounting Change      ($3.68)       $0.01            ($6.16)        $1.72

Special Items Included Above:
   Investment Income                                               $0.00        $0.00            ($0.49)        $0.00
   Restructuring and Special Charges                               $0.52        $0.00             $3.29         $0.00
   Deferred Tax Asset Valuation Reserve                            $2.45        $0.00             $2.45         $0.00
                                                                ---------    ---------        ----------    ----------
Income (loss) From Ops Before Special Items & Cum effect of
  accounting change                                               ($0.71)       $0.01            ($0.91)        $1.72

Weighted Average # of Shares O/S (Diluted)                        52,874       55,021            52,783        56,796

*  As adjusted; previously reported $2,669, $0.05 per share.

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